Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER RESULTS

Operating income was $28.1 billion and operating margin was 13.9%—Amazon’s highest operating margin ever
AWS net sales increased 39.3%—its fastest growth in nearly five years—to a $184 billion annualized revenue run rate

SEATTLE—(BUSINESS WIRE) October 29, 2026—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2026.
•Net sales increased 12% to $201.9 billion in the third quarter, compared with $180.2 billion in third quarter 2025. Excluding the $0.9 billion unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 13% compared with third quarter 2025. As a reminder, Prime Day timing shifted this year, with the event occurring in Q2 for most large countries. In 2025, Prime Day occurred entirely in Q3. Excluding this shift, third quarter year-over-year growth would have been approximately 400 basis points higher.
•North America segment sales increased 6% year-over-year to $112.9 billion.
•International segment sales increased 5% year-over-year to $43.1 billion, or increased 8% excluding changes in foreign exchange rates.
•AWS segment sales increased 39% year-over-year to $46.0 billion.
•Operating income increased to $28.1 billion in the third quarter, compared with $17.4 billion in third quarter 2025.
•North America segment operating income was $8.7 billion, compared with $4.8 billion in third quarter 2025.
•International segment operating income was $1.6 billion, compared with $1.2 billion in third quarter 2025.
•AWS segment operating income was $17.8 billion, compared with $11.4 billion in third quarter 2025.
•Net income decreased to $20.7 billion in the third quarter, or $1.89 per diluted share, compared with $21.2 billion, or $1.95 per diluted share, in third quarter 2025. This decrease is driven primarily by pre-tax gains of $9.5 billion in third quarter 2025 included in non-operating income (expense) from our investments in Anthropic.
•Operating cash flow increased 29% to $168.3 billion for the trailing twelve months, compared with $130.7 billion for the trailing twelve months ended September 30, 2025.
•Free cash flow decreased to an outflow of $42.4 billion for the trailing twelve months, driven primarily by a year-over-year increase of $94.8 billion in purchases of property and equipment, net of proceeds from sales and incentives. This increase primarily reflects investments in artificial intelligence. This compares to free cash flow inflow of $14.8 billion for the trailing twelve months ended September 30, 2025.
“Our AWS investment in functionality and infrastructure is working, with over 39% year-over-year revenue growth in Q3 ($184 billion revenue run rate) and projected revenue growth rates of over 40% both in 2027 and in 2028,” said Andy Jassy, President and CEO, Amazon. “Our broader selection and speedier delivery are helping us capture more retail market segment share with improving margins, and our newer businesses, ranging from Grocery to Pharmacy to Amazon Leo to Zoox are progressing encouragingly. There has never been a trillion dollar revenue business, and we may have two of them in the next 5-10 years.”

Some other highlights since the company’s last earnings announcement include that Amazon:
•Signed new AWS agreements with Meta, NVIDIA, OpenAI, Salesforce, Oracle, Qualcomm, Verizon, ADP, Stripe, Accenture Edge, Novo, Fanatics, Zoom, Raymond James, Prometheus AI, AppFolio, Instructure, Cognition, Sigma, Lila Sciences, The Biological Computing Co., NATO, Columbia University Irving Medical Center, and more.
•Drove continued rapid growth for Amazon Bedrock, AWS’s inference service, with Fortune 500 companies spending nearly 7x more year-over-year and total Bedrock token volume growing nearly 17x year-over-year.
•Expanded Bedrock’s leading selection of frontier and open weight models, adding OpenAI’s GPT-6 Astra, GPT-6 Sol, GPT-6 Luna, and GPT-6.1 Sol; Anthropic’s Claude Fable 5.1, Opus 5.5, Sonnet 5.5, and Haiku 5.5; Moonshot AI’s Kimi K3; SpaceXAI’s Grok 4.7; Z.ai’s GLM 5.3; and two purpose-built cybersecurity models from OpenAI.
•Launched built-in web search for OpenAI models on Bedrock so customers can ground responses in current information—while keeping data secure and answers accurate for time-sensitive questions without building and maintaining their own web-retrieval pipelines.
•Launched public preview of Bedrock Managed Agents, which is a managed service powered by OpenAI that makes it faster for enterprises to build and deploy production-ready AI agents.
•Added to AWS’s leadership position in open source agent-building:
•Released Strands harness, a fully assembled, state-of-the-art agent harness that developers can get working with a single line of code and build custom agents that can run locally, on Bedrock AgentCore, or on a provider of their choice. Strands harness lowers the cost of agent tasks by 32% through greater token efficiency than other harnesses when using the same frontier models, while achieving equal or better accuracy.
•Previewed Strands Box, an open source sandbox that gives developers the ability to define rules for agent behavior and access, helping to prevent autonomous agents from causing unintended harm. Strands Box is designed to enforce rules, no matter where your agent runs, whether that’s on your desktop, in agents built using AgentCore on AWS, or elsewhere.
•Drove continued rapid adoption of Amazon Bedrock AgentCore, AWS’s fully managed service for building, connecting, and optimizing agents securely at scale using any model and open source framework, including Strands. AgentCore is built for developers and enterprises that need the robust infrastructure, controls, and tools necessary to run agents at production scale. Tens of thousands of customers currently use AgentCore, and they deployed 2x more agents in Q3 than the prior three quarters combined.
•Recently topped a $1 billion annualized revenue run rate for Lambda, AWS’s flagship serverless offering, which is used by enterprises like Samsung, Volkswagen, United Airlines, Mercedes-Benz, and Booking.com.
•Launched Lambda Web Functions to allow developers to run scalable, responsive web applications that serve global audiences on Lambda. Web Functions gives developers the flexibility to use a variety of popular web frameworks and iterate quickly, while Lambda handles scaling, multi-region distribution, and active CPU billing.
•Made AWS Continuum—an AI-powered security service that automatically discovers, prioritizes, validates, and remediates software vulnerabilities at machine speed—generally available. Also announced that it’s bringing Continuum into Anthropic’s Claude Code, OpenAI’s Codex, and AWS’s Kiro. Continuum is already being used by companies like Capital One, IBM, Infor, Luminate, and Robinhood.
•Expanded Amazon Quick, an intelligent AI work companion, into Outlook, Word, PowerPoint, and Excel. It can also now keep running when your laptop is closed. Companies like Principal Financial Group, GoDaddy, Autodesk, BMW, Mondelēz, 3M, Southwest Airlines, EchoStar, and DXC are choosing Quick because it’s built for work, connects to their company data, and keeps that data secure.
•Open-sourced Kiro Crew, a persistent workspace that remembers a developer’s context, learns how they work, and coordinates multiple agents to work in parallel and run scheduled and long-running tasks unattended.
•Acquired DuckLabs, the company behind the open source data analysis tool DuckDB. With DuckDB, AWS customers will be able to write their SQL analytics query once and then execute using any AWS analytics service, so for the first time in analytics, customers will have zero migration or portability costs between query engines.
•Made it even easier to adopt its custom AI accelerator, Trainium, with TorchNeuron. TorchNeuron lets developers run existing PyTorch code (which most already use) on Trainium without rewriting a thing.
•Increased selection from notable brands like Banana Republic, Jean Paul Gaultier fragrances, Carolina Herrera fragrances, La-Z-Boy, The Farmer’s Dog, and FAO Schwarz by more than 20% year-over-year.

•Announced that Amazon helped U.S. customers save billions—averaging over $1,000 per customer each year for 100 million+ customers—through everyday low prices, deals, free delivery, fuel savings, and prescription savings.
•Delivered its fastest Q3 speeds ever for Prime members, with more than 1.5 billion items arriving same-day or overnight in the quarter.
•Continued expanding its ultra-fast delivery service, Amazon Now, which is now available in over 450 towns and cities around the world. The number of items ordered through Amazon Now is up 10x year-over-year.
•Continued growing its global Grocery business, with fresh groceries and everyday essentials growing about 3x faster than the rest of the store and representing about half of all units sold in Q3.
•Made it even easier for independent sellers to grow their businesses with new tools like Seller Assistant workflows (handles routine tasks like restocking and pricing around the clock), a plugin that integrates Seller Assistant into Amazon Quick and Anthropic’s Claude, and the ability to manage listings, orders, and profitability across multiple channels directly from Seller Central.
•Continued to drive rapid adoption of Alexa for Shopping, its agentic shopping assistant, which was used by 400 million+ customers in the last 12 months, with customer interactions up 570% year-over-year.
•Added 100+ new capabilities to Alexa for Shopping so tasks that used to require multiple clicks—like building gift lists, adjusting Subscribe & Save deliveries, managing payments and memberships, and adding new delivery addresses—can now be completed with simple conversations.
•Made Amazon Pharmacy even faster with 3-hour prescription delivery now available in more than 350 cities. The number of customers using Amazon Pharmacy is up over 60% year-over-year, and repeat customers are up more than 50% year-over-year.
•Introduced Amazon Ads Agent for advertisers, bringing together Amazon’s full offering under a single, AI-first platform. Backed by trillions of shopping, browsing, and streaming signals, Amazon Ads Agent supports advertisers at every step with insights, answers, and the ability to take action on their behalf.
•Launched Full-Funnel Campaigns in Amazon Ads Agent for all U.S. advertisers, bringing sponsored ads, display, video, and streaming TV into a single campaign. Advertisers provide initial inputs, then Amazon’s AI plans, executes, and continuously optimizes the rest.
•Kicked off the fifth season of Thursday Night Football on Prime Video, averaging 17.7 million viewers through six games according to Nielsen, its best start ever and a 16% increase over last year’s full-season average.
•Debuted the second season of NBA on Prime in more than 200 countries, attracting more than two million viewers in the U.S. during its season-opening doubleheader, more than doubling last year’s full-season average, according to Nielsen.
•Drew 66 million viewers globally for Season Four of Reacher on Prime Video in its first 28 days.
•Exceeded $1.2 billion in global box office so far in 2026 for Amazon MGM Studios, as audiences flocked to movies like Project Hail Mary and Verity.
•Drove strong early demand for the launch of its most powerful devices lineup yet, with 34 new products across Echo, Kindle, Amazon Alexa Tablets, Fire TV, Ring, Blink, and Bee.
•Expanded Alexa+ to Australia, India, and Japan, and made Alexa+ available for free to U.S. customers with compatible Fire TV devices.
•Remains on track to begin initial service of its Amazon Leo low Earth orbit satellite service later this year, and signed a strategic agreement with AT&T, which will be the first major U.S. telecom provider to offer Leo connectivity to enterprise and public-sector customers.
•Began offering paid rides to customers in Zoox autonomous robotaxis in Las Vegas and started testing in San Diego and Houston. Zoox is now operating in 12 U.S. cities.
•Introduced Built Together, a new $1 billion community investment in U.S. data center communities to provide increased support for priorities communities value most, including free community college and trades training, energy and water efficiency upgrades for schools, community buildings and homes, and flexible annual funding for local priorities like roads, fire equipment, affordable housing, and food security.
•Used its logistics network to donate and deliver 450,000+ emergency supplies to recovery efforts from flash floods in Nepal, wildfires in Washington, and a magnitude 7.4 earthquake in Colombia through its Disaster Relief Program.

•Announced plans to hire more than 300,000 seasonal, part-time, and full-time employees across its U.S. operations this holiday season.
•Announced $1.5 billion+ investment to raise minimum starting pay for U.S. full-time operations employees to $20 an hour, and added a new grocery discount and lifetime banking benefit for its teammates.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 29, 2026, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates and energy prices, changes in global economic and geopolitical conditions, tariff and trade policies, resource and supply volatility, including for memory chips, and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Fourth Quarter 2026 Guidance
•Net sales are expected to be between $240.0 billion and $247.0 billion, or to grow between 12% and 16% compared with fourth quarter 2025. This guidance anticipates an unfavorable impact of approximately 60 basis points from foreign exchange rates. Advertising revenue grew 12% year-over-year excluding changes in foreign exchange rates in the third quarter 2026 impacted by timing anomalies primarily related to Prime Day (and a couple other timing factors). We expect year-over-year advertising revenue to grow in the high teens in fourth quarter 2026.
•Operating income is expected to be between $28.5 billion and $33.5 billion, compared with $25.0 billion in fourth quarter 2025.
•We continue to expect 2026 cash capital expenditures to be approximately $220 billion.
•This guidance assumes, among other things, no impact from energy derivative contract remeasurements, and that no additional business acquisitions, restructurings, or legal settlements are concluded.
Conference Call Information
A conference call will be webcast live today at 2:00 p.m. PT/5:00 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
Forward-Looking Statements
These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, security incidents, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.
Additional Information
Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2025	2026	2025	2026	2025	2026

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$61,453	$80,927	$82,312	$90,106	$78,677	$70,464
OPERATING ACTIVITIES:
Net income	21,187	20,685	56,478	113,587	76,482	134,779
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	16,796	20,949	46,285	59,882	61,916	79,353
Stock-based compensation	4,847	5,406	15,070	15,476	20,065	19,873
Non-operating expense (income), net	(10,112)	694	(14,187)	(68,319)	(14,673)	(69,012)
Deferred income taxes	10,130	5,033	10,648	35,522	9,040	36,344
Changes in operating assets and liabilities:
Inventories	(827)	(4,516)	(6,103)	(4,712)	(5,169)	(1,611)
Accounts receivable, net and other	(1,977)	(2,127)	(1,855)	(16,081)	(5,878)	(21,559)
Other assets	(4,039)	(4,637)	(10,412)	(13,165)	(14,602)	(18,385)
Accounts payable	2,151	1,502	166	2,207	8,892	13,272
Accrued expenses and other	(1,999)	(3,848)	(11,012)	(13,911)	(6,970)	(7,918)
Unearned revenue	(632)	3,281	(23)	3,355	1,588	3,164
Net cash provided by (used in) operating activities	35,525	42,422	85,055	113,841	130,691	168,300
INVESTING ACTIVITIES:
Purchases of property and equipment	(35,095)	(77,259)	(92,297)	(175,670)	(120,131)	(215,192)
Proceeds from property and equipment sales and incentives	867	1,381	2,446	3,482	4,228	4,535
Acquisitions, net of cash acquired, non-marketable investments, and other, net	(786)	(23,986)	(2,438)	(63,753)	(4,973)	(65,156)
Sales and maturities of marketable securities	16,367	23,677	35,545	65,559	39,222	74,400
Purchases of marketable securities	(7,426)	(37,455)	(38,556)	(86,717)	(51,089)	(102,931)
Net cash provided by (used in) investing activities	(26,073)	(113,642)	(95,300)	(257,099)	(132,743)	(304,344)
FINANCING ACTIVITIES:
Proceeds from short-term debt, and other	3,223	5,307	7,131	20,693	9,685	22,882
Repayments of short-term debt, and other	(1,826)	(3,927)	(5,300)	(19,609)	(7,907)	(22,735)
Proceeds from long-term debt	—	48,102	746	115,100	746	130,027
Repayments of long-term debt	(1,008)	(7)	(3,759)	(2,759)	(6,259)	(4,021)
Principal repayments of finance leases	(351)	(433)	(1,172)	(1,296)	(1,505)	(1,681)
Principal repayments of financing obligations	(82)	(107)	(276)	(281)	(698)	(333)
Net cash provided by (used in) financing activities	(44)	48,935	(2,630)	111,848	(5,938)	124,139
Foreign currency effect on cash, cash equivalents, and restricted cash	(397)	72	1,027	18	(223)	155
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,011	(22,213)	(11,848)	(31,392)	(8,213)	(11,750)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$70,464	$58,714	$70,464	$58,714	$70,464	$58,714
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$249	$1,172	$1,008	$2,182	$1,651	$2,632
Cash paid for operating leases	4,155	4,602	11,475	12,406	14,700	15,969
Cash paid for interest on finance leases	76	116	219	303	289	379
Cash paid for interest on financing obligations	52	89	159	215	217	252
Cash paid for income taxes, net of refunds	1,136	1,315	6,774	5,293	10,920	6,814
Assets acquired under operating leases	5,057	7,407	13,999	21,316	18,188	27,247
Property and equipment acquired under finance leases, net of remeasurements and modifications	977	1,472	1,968	3,600	2,413	4,543
Increase (decrease) in property and equipment acquired but not yet paid	3,341	853	4,849	21,473	7,095	26,779

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026

Net product sales	$74,058	$75,296	$206,274	$224,202
Net service sales	106,111	126,648	297,264	359,867
Total net sales	180,169	201,944	503,538	584,069
Operating expenses:
Cost of sales	88,670	94,573	246,455	277,814
Fulfillment	27,679	29,997	78,248	86,919
Technology and infrastructure	28,962	34,814	79,122	97,539
Sales and marketing	11,686	11,649	32,865	33,661
General and administrative	2,875	2,701	8,468	8,076
Other operating expense (income), net	2,875	134	3,382	671
Total operating expenses	162,747	173,868	448,540	504,680
Operating income	17,422	28,076	54,998	79,389
Interest income	1,100	1,187	3,251	3,617
Interest expense	(538)	(1,691)	(1,595)	(3,805)
Other income (expense), net	10,186	(703)	14,052	68,359
Total non-operating income (expense)	10,748	(1,207)	15,708	68,171
Income before income taxes	28,170	26,869	70,706	147,560
Provision for income taxes	(6,910)	(6,180)	(14,141)	(33,939)
Equity-method investment activity, net of tax	(73)	(4)	(87)	(34)
Net income	$21,187	$20,685	$56,478	$113,587
Basic earnings per share	$1.98	$1.92	$5.31	$10.55
Diluted earnings per share	$1.95	$1.89	$5.22	$10.42
Weighted-average shares used in computation of earnings per share:
Basic	10,674	10,797	10,638	10,770
Diluted	10,845	10,929	10,815	10,903

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026

Net income	$21,187	$20,685	$56,478	$113,587
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $27, $141, $(181), and $62	(690)	(107)	4,159	(1,670)
Unrealized gains (losses) on net investment hedging instruments, net of tax of $0, $(37), $0, and $(82)	—	119	—	263
Available-for-sale debt securities:
Change in net unrealized gains (losses), net of tax of $(3,797), $(12,233), $(3,820), and $(26,268)	12,397	35,974	12,474	78,788
Less: reclassification adjustment for net losses (gains) included in “Other income (expense), net,” net of tax of $512, $(1), $1,326, and $1,141	(1,795)	4	(4,266)	(3,333)
Net change	10,602	35,978	8,208	75,455
Other, net of tax of $0, $0, $0, and $(1)	1	1	—	—
Total other comprehensive income (loss)	9,913	35,991	12,367	74,048
Comprehensive income	$31,100	$56,676	$68,845	$187,635

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2026	2025	2026

North America
Net sales	$106,267	$112,852	$299,222	$333,172
Operating expenses	101,478	104,129	281,075	307,059
Operating income	$4,789	$8,723	$18,147	$26,113

International
Net sales	$40,896	$43,108	$111,170	$125,094
Operating expenses	39,697	41,528	107,460	120,373
Operating income	$1,199	$1,580	$3,710	$4,721

AWS
Net sales	$33,006	$45,984	$93,146	$125,803
Operating expenses	21,572	28,211	60,005	77,248
Operating income	$11,434	$17,773	$33,141	$48,555

Consolidated
Net sales	$180,169	$201,944	$503,538	$584,069
Operating expenses	162,747	173,868	448,540	504,680
Operating income	17,422	28,076	54,998	79,389
Total non-operating income (expense)	10,748	(1,207)	15,708	68,171
Provision for income taxes	(6,910)	(6,180)	(14,141)	(33,939)
Equity-method investment activity, net of tax	(73)	(4)	(87)	(34)
Net income	$21,187	$20,685	$56,478	$113,587

Segment Highlights:
Y/Y net sales growth:
North America	11%	6%	10%	11%
International	14	5	12	13
AWS	20	39	18	35
Consolidated	13	12	12	16
Net sales mix:
North America	59%	56%	59%	57%
International	23	21	22	21
AWS	18	23	19	22
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2025	September 30, 2026
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86,810	$55,783
Marketable securities	36,219	58,443
Inventories	38,325	42,632
Accounts receivable, net and other	67,729	98,242
Total current assets	229,083	255,100
Property and equipment, net	357,025	508,862
Operating leases	86,054	96,910
Goodwill	23,273	23,743
Other assets	122,607	358,775
Total assets	$818,042	$1,243,390
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,909	$158,715
Accrued expenses and other	75,520	77,559
Unearned revenue	20,576	21,708
Total current liabilities	218,005	257,982
Long-term lease liabilities	87,339	98,824
Long-term debt	65,648	173,125
Other long-term liabilities	35,985	99,858
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 11,246 and 11,326 shares issued; 10,731 and 10,811 shares outstanding)	112	113
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	140,024	154,924
Accumulated other comprehensive income (loss)	28,230	102,278
Retained earnings	250,536	364,123
Total stockholders’ equity	411,065	613,601
Total liabilities and stockholders’ equity	$818,042	$1,243,390

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$121,137	$130,691	$139,514	$148,531	$161,403	$168,300	29%
Operating cash flow -- TTM Y/Y growth	12%	16%	20%	30%	33%	29%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$102,953	$115,903	$128,320	$147,299	$169,007	$210,657	82%
Free cash flow -- TTM (1)	$18,184	$14,788	$11,194	$1,232	$(7,604)	$(42,357)	(386)%
Common shares and stock-based awards outstanding	10,952	10,955	10,953	10,949	11,027	11,034	1%
Common shares outstanding	10,660	10,687	10,731	10,754	10,783	10,811	1%
Stock-based awards outstanding	292	268	222	195	244	223	(17)%
Stock-based awards outstanding -- % of common shares outstanding	2.7%	2.5%	2.1%	1.8%	2.3%	2.1%	N/A
Results of Operations
Worldwide (WW) net sales	$167,702	$180,169	$213,386	$181,519	$200,606	$201,944	12%
WW net sales -- Y/Y growth, excluding F/X	12%	12%	12%	15%	20%	13%	N/A
WW net sales -- TTM	$670,038	$691,330	$716,924	$742,776	$775,680	$797,455	15%
WW net sales -- TTM Y/Y growth, excluding F/X	11%	11%	12%	13%	15%	15%	N/A
Operating income	$19,171	$17,422	$24,977	$23,852	$27,461	$28,076	61%
F/X impact -- favorable (unfavorable)	$153	$129	$23	$(33)	$(105)	$(17)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	30%	(1)%	18%	30%	44%	61%	N/A
Operating margin -- % of WW net sales	11.4%	9.7%	11.7%	13.1%	13.7%	13.9%	N/A
Operating income -- TTM	$76,190	$76,201	$79,975	$85,422	$93,712	$104,366	37%
Operating income -- TTM Y/Y growth, excluding F/X	40%	25%	16%	19%	23%	37%	N/A
Operating margin -- TTM % of WW net sales	11.4%	11.0%	11.2%	11.5%	12.1%	13.1%	N/A
Net income	$18,164	$21,187	$21,192	$30,255	$62,647	$20,685	(2)%
Net income per diluted share	$1.68	$1.95	$1.95	$2.78	$5.75	$1.89	(3)%
Net income -- TTM	$70,623	$76,482	$77,670	$90,798	$135,281	$134,779	76%
Net income per diluted share -- TTM	$6.55	$7.08	$7.17	$8.37	$12.44	$12.37	75%
______________________________
(1)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Y/Y % Change
Segments
North America Segment:
Net sales	$100,068	$106,267	$127,083	$104,143	$116,177	$112,852	6%
Net sales -- Y/Y growth, excluding F/X	11%	11%	10%	12%	16%	6%	N/A
Net sales -- TTM	$404,078	$414,808	$426,305	$437,561	$453,670	$460,255	11%
Operating income	$7,517	$4,789	$11,472	$8,267	$9,123	$8,723	82%
F/X impact -- favorable (unfavorable)	$(46)	$(53)	$(73)	$(41)	$(6)	$43	N/A
Operating income -- Y/Y growth (decline), excluding F/X	49%	(14)%	25%	42%	21%	81%	N/A
Operating margin -- % of North America net sales	7.5%	4.5%	9.0%	7.9%	7.9%	7.7%	N/A
Operating income -- TTM	$28,277	$27,403	$29,619	$32,045	$33,651	$37,585	37%
Operating margin -- TTM % of North America net sales	7.0%	6.6%	6.9%	7.3%	7.4%	8.2%	N/A
International Segment:
Net sales	$36,761	$40,896	$50,724	$39,789	$42,197	$43,108	5%
Net sales -- Y/Y growth, excluding F/X	11%	10%	11%	11%	15%	8%	N/A
Net sales -- TTM	$149,582	$154,590	$161,894	$168,170	$173,606	$175,818	14%
Operating income	$1,494	$1,199	$1,040	$1,424	$1,717	$1,580	32%
F/X impact -- favorable (unfavorable)	$338	$302	$319	$347	$(43)	$(125)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	324%	(31)%	(45)%	6%	18%	42%	N/A
Operating margin -- % of International net sales	4.1%	2.9%	2.1%	3.6%	4.1%	3.7%	N/A
Operating income -- TTM	$5,127	$5,025	$4,750	$5,157	$5,380	$5,761	15%
Operating margin -- TTM % of International net sales	3.4%	3.2%	2.9%	3.1%	3.1%	3.3%	N/A
AWS Segment:
Net sales	$30,873	$33,006	$35,579	$37,587	$42,232	$45,984	39%
Net sales -- Y/Y growth, excluding F/X	17%	20%	24%	28%	37%	39%	N/A
Net sales -- TTM	$116,378	$121,932	$128,725	$137,045	$148,404	$161,382	32%
Operating income	$10,160	$11,434	$12,465	$14,161	$16,621	$17,773	55%
F/X impact -- favorable (unfavorable)	$(139)	$(120)	$(223)	$(339)	$(56)	$65	N/A
Operating income -- Y/Y growth, excluding F/X	10%	11%	19%	26%	64%	55%	N/A
Operating margin -- % of AWS net sales	32.9%	34.6%	35.0%	37.7%	39.4%	38.7%	N/A
Operating income -- TTM	$42,786	$43,773	$45,606	$48,220	$54,681	$61,020	39%
Operating margin -- TTM % of AWS net sales	36.8%	35.9%	35.4%	35.2%	36.8%	37.8%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026	Y/Y % Change
Net Sales
Online stores (1)	$61,485	$67,407	$82,988	$64,254	$70,432	$68,470	2%
Online stores -- Y/Y growth, excluding F/X	10%	8%	8%	9%	15%	2%	N/A
Physical stores (2)	$5,595	$5,578	$5,855	$5,785	$5,794	$5,710	2%
Physical stores -- Y/Y growth, excluding F/X	7%	7%	5%	4%	4%	2%	N/A
Third-party seller services (3)	$40,348	$42,486	$52,816	$41,578	$46,780	$46,492	9%
Third-party seller services -- Y/Y growth, excluding F/X	10%	11%	10%	12%	16%	10%	N/A
Advertising services (4)	$15,694	$17,703	$21,317	$17,243	$19,809	$19,637	11%
Advertising services -- Y/Y growth, excluding F/X	22%	22%	22%	22%	26%	12%	N/A
Subscription services (5)	$12,208	$12,574	$13,122	$13,427	$13,730	$14,006	11%
Subscription services -- Y/Y growth, excluding F/X	11%	10%	12%	12%	12%	12%	N/A
AWS	$30,873	$33,006	$35,579	$37,587	$42,232	$45,984	39%
AWS -- Y/Y growth, excluding F/X	17%	20%	24%	28%	37%	39%	N/A
Other (6)	$1,499	$1,415	$1,709	$1,645	$1,829	$1,645	16%
Other -- Y/Y growth, excluding F/X	18%	7%	7%	25%	23%	17%	N/A

Stock-based Compensation Expense
Cost of sales	$250	$197	$182	$171	$208	$170	(14)%
Fulfillment	$880	$685	$641	$601	$764	$656	(4)%
Technology and infrastructure	$3,655	$2,697	$2,459	$2,286	$3,701	$3,409	26%
Sales and marketing	$1,207	$832	$753	$663	$845	$762	(8)%
General and administrative	$542	$436	$362	$311	$520	$409	(6)%
Total stock-based compensation expense	$6,534	$4,847	$4,397	$4,032	$6,038	$5,406	12%
Other
WW shipping costs	$23,370	$25,384	$31,492	$25,709	$27,873	$28,295	11%
WW shipping costs -- Y/Y growth	6%	8%	10%	14%	19%	11%	N/A
WW paid units -- Y/Y growth (7)	12%	11%	12%	15%	17%	12%	N/A
WW seller unit mix -- % of WW paid units (7)	62%	62%	61%	60%	61%	61%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,546,000	1,578,000	1,576,000	1,575,000	1,595,000	1,638,000	4%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	1%	2%	1%	1%	3%	4%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(5)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(6)Includes sales related to various other offerings (such as shipping services, healthcare services, and certain licensing and distribution of video content) and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon Investor Relations	Amazon Public Relations
amazon-ir@amazon.com	amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr